EXHIBIT 99.1

FOR IMMEDIATE RELEASE
October 2, 2017

CONTACT:
Amy Randolph
217.365.4049
amy.randolph@busey.com

First Busey Corporation Finalizes Acquisition of Mid Illinois Bancorp, Inc. and South Side Trust & Savings Bank of Peoria

Champaign, IL – First Busey Corporation ("Busey") (NASDAQ:BUSE), the holding company for Busey Bank, today announced the completion of its previously announced merger with Mid Illinois Bancorp, Inc. ("Mid Illinois"), the holding company for South Side Trust & Savings Bank of Peoria ("South Side Bank"). The transaction was announced on March 13, 2017.

Under the terms of the definitive agreement, at the effective time of the merger, each share of Mid Illinois common stock issued and outstanding as of the effective time was converted into the right to receive (i) $227.94 in cash, (ii) 7.5149 shares of Busey common stock, or (iii) mixed consideration of $68.38 in cash and 5.2604 shares of Busey common stock, with total consideration to consist of 70% stock and 30% cash. Based on Busey's five-day volume weighted average closing price of $30.51 on September 29, 2017, the implied per share purchase price was $228.90 with an aggregate transaction value of approximately $135.6 million. Busey will operate South Side Bank as a separate banking subsidiary of Busey until it is merged with Busey Bank, which is expected to occur in the first quarter of 2018.

First Busey's President and Chief Executive Officer Van A. Dukeman said, "South Side is the premier community bank in Peoria with a ninety-five year history and deep ties to the communities it serves. We are excited about the opportunities South Side's uniquely attractive deposit franchise and trust and investment business present in Peoria, a market core to our franchise, and across our footprint. We are pleased to partner with South Side Bank and we look forward to building upon its storied history."

Founded in 1922, South Side Bank had more than $662 million in bank assets and nearly $585 million in trust assets as of June 30, 2017.

Mark Joseph, Mid Illinois' President and Chief Executive Officer, said, "Busey is a natural partner for Mid Illinois because it understands the Peoria market, offers a broad range of financial service products to meet our customers' growing needs, and shares an unwavering service commitment to associates, customers, communities and shareholders. Busey's strong capital position allows for larger credits, spurring additional economic and community development opportunities, all while preserving a community banking approach the greater Peoria market appreciates."

Busey is among the 2017 & 2016 Best Banks to Work For in the United States by American Banker magazine, one of the 2017 & 2016 Best Places to Work in Illinois by Daily Herald Business Ledger, Best Companies Group and additional partners and is among the 2017 Best Companies to Work For in Florida by Florida Trend magazine. Further, Busey was named one of the top performing small-cap banks and thrifts—Sm-All Stars—by Sandler O'Neill + Partners, L.P. and was among the Best-Performing Community Banks by S&P Global Market Intelligence in 2016.

Barack Ferrazzano Kirschbaum & Nagelberg LLP served as legal counsel and Sandler O'Neill + Partners, L.P. served as financial advisor to Busey. Howard & Howard Attorneys PLLC served as legal counsel and Stephens Inc. served as financial advisor to Mid Illinois.

Corporate Profile
Following the merger, First Busey Corporation (NASDAQ: BUSE) is an approximately $7.6 billion financial holding company headquartered in Champaign, Illinois. Busey Bank, First Busey Corporation's wholly-owned bank subsidiary, is also headquartered in Champaign, Illinois and has twenty-eight banking centers serving Illinois, thirteen banking centers in the St. Louis, Missouri metropolitan area, five banking centers serving southwest Florida and a banking center in Indianapolis, Indiana. Trevett Capital Partners, a wealth management division of Busey Bank, provides asset management, investment and fiduciary services to high net worth clients in southwest Florida. The wealth management professionals of Trevett Capital Partners can be reached through trevettcapitalpartners.com.

Busey Bank had total assets of $5.5 billion as of June 30, 2017.

First Community Financial Bank, First Busey Corporation's wholly-owned bank subsidiary, is headquartered in Joliet, Illinois and has nine locations in Joliet, Plainfield, Homer Glen, Channahon, Naperville, Burr Ridge, Mazon, Braidwood, and Diamond, Illinois.

South Side Trust & Savings Bank of Peoria is a wholly-owned subsidiary of First Busey Corporation acquired in the merger. Headquartered in Peoria, Illinois, South Side Trust & Savings Bank of Peoria has thirteen locations in Peoria, Chillicothe, Bartonville, East Peoria, West Peoria, Pekin and Washington.

In addition, Busey Bank owns a retail payment processing subsidiary, FirsTech, Inc., which processes approximately 28 million transactions per year using online bill payment, lockbox processing and walk-in payments at its 3,000 agent locations in 36 states. More information about FirsTech, Inc. can be found at firstechpayments.com.

Busey Wealth Management is a wholly-owned subsidiary of First Busey Corporation. Through Busey Trust Company, Busey Wealth Management provides asset management, investment and fiduciary services to individuals, businesses and foundations. As of June 30, 2017, Busey Wealth Management's assets under care were approximately $5.6 billion.

For more information about us, visit www.busey.com.

Special Note Concerning Forward-Looking Statements

Statements made in this report, other than those concerning historical financial information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of First Busey. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of First Busey's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "plan," "intend," "estimate," "may," "will," "would," "could," "should" or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and we undertake no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond our ability to control or predict, could cause actual results to differ materially from those in our forward-looking statements. These factors include, among others, the following: (i) the strength of the local, national and international economy; (ii) the economic impact of any future terrorist threats or attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning First Busey's general business; (iv) changes in interest rates and prepayment rates of First Busey's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of current and/or future acquisitions, which may include failure to realize the anticipated benefits of the acquisition and the possibility that the transaction costs may be greater than anticipated; (x) unexpected outcomes of existing or new litigation involving First Busey; (xi) changes in accounting policies and practices; and (xii) the economic impact of exceptional weather occurrences such as tornadoes, hurricanes, floods, and blizzards. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning First Busey and its business, including additional factors that could materially affect its financial results, is included in First Busey's filings with the Securities and Exchange Commission.